Filed Pursuant to 424(b)(3)

Registration No. 333-198677

PROSPECTUS

Lockbox Link, Inc.

The Securities Being Offered For Resale Are Shares of Common Stock of Lock Box Link, Inc.

Shares offered by Security Holders in Resale Offering

944,500

This prospectus relates to 944,500 shares of Lockbox Link, Inc. Company Common Stock which are being offered in this Resale Offering, by the security holders named in this prospectus under the caption “Selling Security Holders.” The 944,500 shares of common stock are being offered by 25 selling shareholders. This includes 500,000 shares beneficially owned by our current officer, director and affiliated person. There are a total of 5,444,500 shares of our common stock issued and outstanding as of September 2, 2014. We will not receive any proceeds from the sale of our common stock by our selling shareholders.

Selling stockholders will sell their shares at a price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Currently, there is no public market for our common stock and no assurances can be given that a public market will develop or, if developed, that it will be sustained. Application has been made for the common stock to be traded on the OTC Bulletin Board. However, there can be no assurance that our shares will be accepted for trading on the OTC Bulletin Board.

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Further, as a shell company we are ineligible to use a Form-8 registration statement until sixty (60) days after we cease being a shell company and have filed required information with the SEC. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

We are an “emerging growth company” within the meaning of the recently enacted Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

SEE "RISK FACTORS" BEGINNING ON PAGE 4.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the “RISK FACTORS” section beginning on page 4 before you decide to purchase any of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS SUMMARY.

The Company

Our Business

Lockbox Link, Inc is a development stage company that intends to specialize in providing real estate agents in the United States the opportunity to increase customer satisfaction, improve productivity, and ensure business continuity by offering the agents' clients a simplified, secure, and predictable home buying process. The company’s intended product is a cloud based software solution (SaaS) that is being developed to provide guidance and security to all the parties who participate in the home buying/selling process via limited control access and innovative user interface. Our proposed solution "Lockbox Link", will be designed to take advantage of the structured flow and repeatability of existing real estate transaction processes. The Company has been doing business since April 10, 2014, when it was formed in the State of Nevada.

We intend to provide a customizable virtual Data Room specifically designed to simplify and automate real estate transactions. We expect our software will offer its users modifiable transaction templates, allowing seamless integration into brokerages’ workflow. This service will be designed to be made available through a cloud-based software-based platform we have named “Lockbox Link”. We expect Lockbox Link to have a subscription fee of $10/month. Our initial focus will be on servicing the California market. As and when the business grows, we intend to broaden our market area to other States and eventually the entire United States. However there can be no assurance that Lockbox Link will be successfully developed, or even if developed, that the Company will be successful in marketing it.

As of the date of this prospectus, we have commenced only limited operations with no revenues. Management estimates that the Company has sufficient funds to cover the cost of operating our business for the next 12 months.

We may raise additional capital, by selling shares of our common stock or borrowing funds. We have no commitments from any source to provide additional funding. There can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

We were incorporated in Nevada on April 10, 2014, as Lockbox Link, Inc. Our principal executive offices are located at 13708 Ruette Le Parc #C, Del Mar, CA 92014. Our phone number is 858-353-9199.

Common stock offered by selling stockholders:	944,500

Common stock to be outstanding after the offering:	5,444,500

Offering Price Per Share	$.20 (until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.)

Use of proceeds:	We will not receive any proceeds from the sale of any common stock sold by the selling stockholders.

Proposed Over-The-Counter Bulletin Board Symbol:	LBLI

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2013, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company," If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled “As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.”

Decision to Go Public

The Company’s officers and directors believe that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with update material information about the Company and the ability of the company’s investors to resell their shares through the facilities of the securities markets, assuming the Company finds a market maker in order to have it shares of common stock quoted on the OTC Bulletin Board or the OTCQX tier of the OTC Markets. Our officers and director believe that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of director’s exposure to possible legal claims. Additional disadvantages include management’s lack of experience in the business of the Company as well as in running a public company, the Company’s status as a development stage company, and management’s limited amount of time that will be devoted to the Company.

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Lockbox Link, Inc. (“Us,” “We,” “Our,” Lockbox Link,” the “Company,” or “the Corporation”) and our financial statements and the related notes appearing elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares. Following are what we believe are material risks related to the Company and an investment in the Company. Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

RISKS ASSOCIATED TO OUR STATUS AS A SHELL

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Further, as a shell company we are ineligible to use a Form-8 registration statement until sixty (60) days after we cease being a shell company and have filed required information with the SEC. Form S-8 is a filing with the Securities and Exchange Commission that is used by a publicly traded company to register securities that will be offered to its employees via a benefit or incentive plan.

Risks Related To the Company

Our Auditor Has Expressed Substantial Doubt About Our Ability To Continue As A Going Concern.

These financial statements included with this registration statement have been prepared on a going concern basis. We have a working capital of $68,777 and an accumulated deficit of $ ($21,373) as of September 30, 2014 We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. The Company as of April 10, 2014, has funded its initial operations through the issuance of shares of capital stock. Management plans to continue to provide for its capital needs by the issuance of common stock. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

We Have a Limited Operating History.

We have a limited operating history and cannot predict if we will be successful in pursuing our business. We commenced operations as Lockbox Link, Inc. on April 10, 2014. We have not yet generated any revenue from our business and may not be able to ever generate revenues and even if we do generate revenues, there can be no assurance that we will attain profitable operations.

No assurance can be given that we will be able to develop the Lockbox Link product, or even if developed, that a market will develop, or that customers and advertisers will be willing to pay for the Company’s products or services.

LockboxLink is a new and unproven business model. The success of our business model depends upon;

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our ability to develop a working online website,

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our ability to obtain a critical mass of paying subscribers and advertisers to pay for our products and services,

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our ability to develop and provide working and efficient products and services

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our ability to sell our product and services, advertising space and other future marketing programs.

We have not as yet developed our product and there can be no assurance that we will develop a product that is marketable. Failure to develop and execute on any or all of the above activities would adversely affect the results of our operations

The Costs of Being a Public Company are High and Our Officer/Director has no Experience in Running a Public Company.

The costs associated with being a public company include auditing fees, legal fees, filing fees, Director and Officer Insurance and other costs. These costs will significantly increase our overhead and impact our bottom line. In order to remain a public company, we will have to comply with the U.S. Securities and Exchange Commission’s rules and regulations which include periodic reporting. The mandatory compliance and reporting requirements are costly and time consuming. We estimate that our added costs of being a public company will be approximately $20,000 per year but it may be more. Further, our officer and director has no prior experience in running a public company. This lack of experience may impact our ability to remain compliant.

It Is Likely We Will Need Additional Capital To Continue Operations.

We estimate that cash flow from operations will not be sufficient to meet our future capital needs to expand our business. Based on our burn rate of approximately $4,500 per month, and up to $50,000 for product development and scaling up to accommodate going to market in 2015, we may have to raise additional capital in the next 12 months. We are not presently engaged in any capital raising activities but we anticipate we may engage in one or more private offerings of our common stock in the future to raise any needed capital. We may not be able to attract additional capital at favorable rates and may have to sell additional shares at prices lower than what our current shareholders paid for their shares. If we are not able to raise additional capital when needed and are unable to meet our capital requirements from current cash flows, our business may fail.

If real estate agents, brokers, mortgage professionals or other advertisers do not include us in their advertising spending and we are unable to attract other advertisers, our business would be harmed

Our current financial model depends partially on advertising revenues generated almost entirely through sales to real estate agents, brokerages, mortgage lenders, and advertisers in categories relevant to real estate. Our ability to attract and retain advertisers, and ultimately to generate advertising revenue depends on a number of factors, including:

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Increasing the number of consumers of our products and services;

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Competing effectively for advertising dollars with other online media companies;

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Continuing to develop our advertising products and services;

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Keeping pace with changes in technology and with our competitors; and

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Offering an attractive return on investment to our advertisers for their advertising spending with us.

While real estate agents, brokers, and home buyers/sellers participating in our subscription-based software generally commit to contract terms of 12 months, we do not anticipate long-term contracts with advertisers. Those advertisers could choose to modify or discontinue their relationships with us with little or no advance notice. In addition, as subscriptions for our software expire, we may not be successful in renewing these subscriptions, securing new subscriptions or increasing the amount of revenue we earn for a given subscription over time. We may not succeed in capturing a greater share of our advertisers’ spending if we are unable to convince advertisers of the effectiveness or superiority of our products as compared to alternatives, including traditional offline advertising media such as television and newspapers. If current advertisers reduce or end their advertising spending with us and we are unable to attract new advertisers, our advertising revenues and business, results of operations and financial condition would be harmed.

If we do not innovate and provide products and services that are attractive to our users and to our advertisers, our business could be harmed.

Our business will depend on our continued innovation to provide products and services that make our website and mobile applications useful for consumers and real estate and mortgage professionals and attractive to our advertisers. As a result, we anticipate having to continually invest significant resources in research and development in order to improve the attractiveness and comprehensiveness of our products and services and effectively incorporate new Internet and mobile technologies into them. If we are unable to provide products and services that users, including real estate professionals, want to use, then users may become dissatisfied and use competitors’ websites and mobile applications. If we are unable to continue offering innovative products and services, we may be unable to attract additional users and advertisers or retain users and advertisers which elect to use our service, which could harm our business, results of operations and financial condition.

We may be unable to increase awareness of the Lockbox link brand cost effectively, which could harm our business.

We will rely heavily on the Lockbox Link brand, which we believe is a key asset of our company. Awareness and perceived quality and differentiation of the Lockbox Link brand are important aspects of our efforts to attract and expand the number of consumers who use our website and mobile applications. Should the competition for awareness and brand preference increase among real estate cloud based software providers, we may not be able to successfully maintain or enhance the strength of our brand. If in the future we choose to engage in a paid advertising campaign to further promote the Lockbox Link brand, such efforts may not be successful. If we are unable to maintain or enhance user and advertiser awareness of our brand cost-effectively, our business, results of operation and financial condition could be harmed.

We are dependent on the real estate industry, and changes to that industry, or declines in the real estate market or increases in mortgage interest rates, could reduce the demand for our products and services.

Our financial prospects are significantly dependent on real estate shoppers using our services. Real estate shopping patterns depend on the overall health of the real estate market, which has been volatile in the recent years. Changes to the regulation of the real estate industry, including mortgage lending, may negatively impact the prevalence of home ownership. Changes to the real estate industry, declines in the real estate market or increases in mortgage interest rates could reduce demand for our services. Real estate markets may also be negatively impacted by a significant natural disaster, such as earthquake, fire, flood, or other disruption.

Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Products Decrease.

We expect our business to solely exist at this time as a real estate software company with its core product being a cloud-based, software as a service, customizable virtual Data Room specifically designed to simplify and automate real estate transactions. We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace. While our lack of diversification has not hurt our profitability in the past, our expansion of operations may impact our lack of diversity. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate additional revenues since we do not expect to have any other lines of business or alternative revenue sources.

We may be unable to maintain or establish relationships with real estate brokerages, real estate listing aggregators, multiple listing services, apartment management companies, home builders and other third party listing providers, which could limit the information we are able to provide to our users.

Our ability to attract new users to our website depends to some degree on acquiring and retaining a robust number of real estate brokerages, listing agents, home buyers/sellers, and other third parties. To acquire such users, we must maintain relationships with real estate brokerages, listing agents, real estate listing aggregators, home buyers/sellers, home builders, and other third-party listing providers to utilize our services. Our agreements with real estate listing providers and home buyers/sellers are short term agreements that may be terminated with limited notice. The loss of some of our relationships with these personnel, whether due to termination of agreements or otherwise, or an inability to continue to add new clients, could harm our business, results of operations and financial condition.

We face competition to attract consumers to our website and mobile applications, which could impair our ability to continue to grow the number of users who use our website and mobile applications, which would harm our business, result of operations and financial condition.

Our success depends on our ability to continue to attract additional consumers to our website and mobile applications. Our existing and potential competitors include companies that operate, or could develop, national and local real estate and mortgage websites. These companies could devote greater technical and other resources than we have available, have a more accelerated time frame for deployment and leverage their existing user bases and proprietary technologies to provide products and services that consumers might view as superior to our offerings. Any of our future or existing competitors may introduce different solutions that attract consumers or provide solutions similar to our own but with better branding or marketing solutions. If we are unable to continue to grow the number of consumers who use our website and mobile applications, our business, results of operations and financial condition would be harmed.

We may be unable to compete successfully against our existing or future competitors in attracting advertisers, which could harm our business, results of operations and financial condition.

We compete to attract advertisers with media sites, including websites dedicated to providing real estate and mortgage information and services to real estate professionals and consumers, and major Internet portals, general search engines and social media sites, as well as other online companies. We also compete for a share of advertisers’ overall marketing budgets with traditional media such as television, magazines, newspapers and home/apartment guide publications, particularly with respect to advertising dollars spent at the local level by real estate professionals to advertise their qualifications and listings. Large companies with significant brand recognition have large numbers of direct sales personnel and substantial proprietary advertising inventory and web traffic, which may provide a competitive advantage. To compete successfully for advertisers against future and existing competitors, we must continue to invest resources in developing our advertising platform and proving the effectiveness and relevance of our advertising products and services. Pressure from competitors seeking to acquire a greater share our advertisers’ overall marketing budget could adversely affect our pricing and margins, lower our revenue, and increase our research and development and marketing expenses. If we are unable to compete successfully against our existing or future competitors, our business, financial condition or results of operations would be harmed.

Our dedication to making decisions based primarily on the best interests of consumers may cause us to forgo short-term gains.

Our guiding principle is to build our business by making decisions based primarily upon the best interests of consumers of our product, which we believe is essential to increasing our user growth rate and engagement and has served the long-term interests of our company and our shareholders. We may forgo certain expansion or short-term revenue opportunities that we do not believe are in the best interests of consumers of our product, even if such decisions negatively impact our results of operations in the short term. In addition, our philosophy of putting consumers first may negatively impact our relationships with our existing or prospective advertisers. This could result in a loss of advertisers which could harm our revenue and results of operations. Our principle of making decisions based primarily upon the best interests of consumers may not result in the long-term benefits that we expect, in which case our user traffic and engagement, business and results of operations could be harmed.

If we fail to manage our growth effectively, our brand, results of operations and business could be harmed.

As we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, while maintaining the beneficial aspects of our company culture. In particular, we intend to pursue strategic opportunities and make substantial investments in our technology and development and sales and marketing organizations. If we do not manage the growth of our business and operations effectively, the quality of our services and efficiency of our operations could suffer, which could harm our brand, results of operations and overall business.

If use of the Internet and mobile technology, particularly with respect to online real estate products and services, does not continue to increase as rapidly as we anticipate, our business could be harmed.

Our future success is substantially dependent on the continued use of the Internet and mobile technology as effective media of business and communication by our consumers. Internet and mobile technology use may not continue to develop at historical rates, and consumers may not continue to use the Internet or mobile technology as media for information exchange. Further, these media may not be accepted as viable long-term outlets for information for a number of reasons, including actual or perceived lack of security of information and possible disruptions of service or connectivity. If consumers begin to access real estate information through other media and we fail to innovate, our business may be negatively impacted.

Any significant disruption in service on our website or in our network could damage our reputation and result in a loss of users of our products and services and of advertisers, which could harm our business, results of operations and financial condition.

Our brand, reputation and ability to attract users and advertisers depend on the reliable performance of our network infrastructure and content delivery processes. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our products and services on our website and mobile applications and prevent or inhibit the ability of users to access our services. Problems with the reliability or security of our systems could harm our reputation, result in a loss of users of our products and services and of advertisers and result in additional costs, any of which could harm our business, results of operations and financial condition.

Substantially all of the communications, network and computer hardware used to operate our website are located at facilities in the area. We do not own or control the operation of these facilities. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, electronic and physical break-ins, computer viruses, earthquakes and similar events. The occurrence of any of the foregoing events could result in damage to our systems and hardware or could cause them to fail completely, and our insurance may not cover such events or may be insufficient to compensate us for losses that may occur.

A failure of our systems at one site could result in reduced functionality for our users, and a total failure of our systems could cause our website or mobile applications to be inaccessible. Problems faced by our third-party web hosting providers with the telecommunications network providers with which they contract or with the systems by which they allocate capacity among their customers, including us, could adversely affect the experience of our users. Our third-party web hosting providers could decide to close their facilities without adequate notice. Any financial difficulties, such as bankruptcy reorganization, faced by our third-party web hosting providers or any of the service providers with whom they contract may have negative effects on our business, the nature and extent of which are difficult to predict. If our third-party web hosting providers are unable to keep up with our growing needs for capacity, this could harm our business.

We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our service as a result of system failures. Any errors, defects, disruptions or other performance problems with our services could harm our reputation and harm our business, results of operations and financial condition.

We are subject to a variety of federal and state laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of federal and state laws that are continuously evolving and developing, including laws regarding the real estate and mortgage industries, Internet-based businesses and businesses that rely on advertising. These laws can be costly to comply with, can require significant management time and effort, and can subject us to claims or other remedies. These laws may conflict with each other and if we comply with the laws of one jurisdiction, we may find that we are violating laws of another jurisdiction. Additionally, our ability to provide a specific target audience to advertisers is a significant competitive advantage. Any legislation reducing this ability would have a negative impact on our business and results of operations.

If we are unable to comply with these laws or regulations, if we become liable under these laws or regulations or if unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies are implemented, we could be directly harmed and forced to implement new measures to reduce our exposure to this liability and it could cause the development of product or service offerings in affected markets to become impractical. This may require us to expend substantial resources or to discontinue certain products or services, limit our ability to expand our product and service offerings or expand into new markets or otherwise harm our business, results of operations and financial condition. In addition, the increased attention focused upon liability issues as a result of lawsuits or legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and results of operations.

We may be unable to continue to use the domain names that we use in our business, or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks.

We have registered domain names for our website that we use in our business, such as lockboxlink.com. If we lose the ability to use a domain name, we may incur significant expenses to market our products and services under a new domain name, which could harm our business. In addition, our competitors could attempt to capitalize on our brand recognition by using domain names similar to ours. Domain names similar to ours have been registered in the United States and elsewhere. We may be unable to prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease value of our brand or our trademarks or service marks. Protecting and enforcing our rights in our domain names and determining the rights of others may require litigation, which could result in substantial costs and diversion of management’s attention.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our technologies and processes, we will rely in part on confidentiality agreements with our investors, independent contractors and developers. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. The loss of trade secret protection could make it easier for third parties to compete with our products by copying functionality. In addition, any changes in, or unexpected interpretations of, intellectual property laws may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection of our trade secrets or other proprietary information could harm our business, results of operations, reputation and competitive position.

If our security measures are compromised, consumers may curtail use of our products and services and advertisers may reduce their advertising on our website.

Our products and services involve the storage and transmission of users’ information, some of which may be private, and security breaches could expose us to a risk of loss or exposure of this information, which could result in potential liability and litigation. For example, a hacker could steal a user’s profile password and manipulate information and/or documents related to that user’s present transactions or post to a forum while posing as that user. Like all websites, our website is vulnerable to computer viruses, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personal or other confidential information. If we experience compromise to our security that result in website performance or availability problems, the complete shutdown of our website, or mobile applications, or the loss or unauthorized disclosure of confidential information, our users and advertisers may lose trust and confidence in us, and users may decrease the use of our website or stop using our website in its entirety, and advertisers may decrease or stop advertising on our website. Further, outside parties may attempt to fraudulently induce employees, users or advertisers to disclose sensitive information in order to gain access to our information or our users’ or advertisers’ information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated and remote area around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new users and increase engagement by existing users, cause existing users to curtail or stop use of our products or services or close their accounts, cause existing advertisers to cancel their contracts, or subject us to third-party lawsuits, regulatory fines or other action or liability, thereby harming our business, results of operations and financial condition.

We Are Dependent On The Services Of A Certain Key Officer And The Loss Of Her Services Could Harm Our Business.

Our success largely depends on the continuing services of our Chairman and Chief Executive Officer, Iryna Clark. Our continued success also depends on our ability to attract and retain qualified personnel. We believe that Ms. Clark possesses valuable industry knowledge, experience and leadership abilities that would be difficult in the short term to replicate. The loss of her as a key employee could harm our operations, business plans and cash flows.

Because Our Sole Officer Has Other Outside Business Activities, She Will Have Limited Time To Spend On Our Business, Our Operations May Be Sporadic, Which May Result In Periodic Interruptions Or Suspensions Of Operations.

Because our sole officer and director has other outside business activities and will only be devoting approximately 60% of her time to our operations, our operations may be sporadic and occur at times which are inconvenient to her In the event she is unable to fulfill any aspect of her duties to the Company, we may experience a complete lack of sales resulting in little or no revenues and eventual closure of the business.

We May Encounter a Conflict of Interest.

Our sole officer and director and majority shareholder, Iryna Clark controls the operations and business decisions of the company. This could create a conflict of interest between Ms. Clark and the company. There is no assurance that conflicts can be avoided or decided in the best interest of the company and its minority shareholders.

Our Business Plan Requires Additional Capital, Which May Not Be Available.

In order to execute our business plan, we anticipate that we will need to obtain additional financing as we expand our operations. These funds may be obtained through public or private debt or equity financings, bank borrowings or from strategic alliances or joint ventures. We may not be successful in obtaining additional funds in a timely manner or favorable terms or at all. If we do not have access to additional capital, we may be required to delay, scale back or abandon some or all of our growth strategies or reduce capital expenditures and the size of our operations and as a result may experience a material adverse effect on our business, results of operations and cash flows.

Risk Factors Related to the JOBS Act

We are an ‘Emerging Growth Company” and we intend to take advantage of reduced disclosure and governance requirements applicable to Emerging Growth Companies, which could result in our stock being less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

The Company’s election to take advantage of the jobs act’s extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board ("PCAOB") or the Securities & Exchange Commission ("SEC"). The Company has elected take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard on the private company timeframe. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Jobs Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and reduce the amount of information provided in reports filed with the

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting.

•

be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

•

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

•

be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements

The Company currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.

As long as the Company qualifies as an Emerging Growth Company, the Company’s independent registered public accounting firm will not be required to attest to the effectiveness of the company’s internal control over financial reporting.

Because the Company has elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company may lose its status as an Emerging Growth Company.

Under Section 2(a)(19) of the Securities Act of 1933 and Section 3(a)(80) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an Emerging Growth Company ("EGC") will lose its EGC status upon the earliest of:

•

the last day of the first fiscal year in which the company's annual gross revenues exceed $1 billion;

•

the date on which the company is deemed to be a large accelerated filer (as defined in Rule 12b-2 under the Exchange Act);

•

the date on which the company has, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

•

the last day of the fiscal year in which the fifth anniversary of the company's first sale of equity securities pursuant to an effective registration statement occurs.

Risks Related To This Offering

There Is No Public Market for Our Shares, and There We Do Not Know If One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this offering, there has been no established trading market for our securities, and we do not know that a regular trading market for the securities will develop. We will be offering shares for sale in a company that has very limited operations. Due to the limited services we offer, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to apply to have our stock quoted on the over-the-counter (“OTC”) Electronic Bulletin Board. Such application will be filed with the Financial Industry Regulatory Authority (“FINRA”). We must obtain the services of a FINRA approved broker-dealer/market maker to file an application for our company and we do not know if such market maker will be to obtain a listing or if an established market for our common stock will be developed.

The Selling Shareholders Are Selling up to 944,500 Shares of Our Common Stock, and Purchasers, If Any, Will Not Have the Benefit of an Underwriter or Broker Selling the Shareholder’s Shares.

In our resale offering, the selling shareholders are selling up to a maximum of 944,500 shares of our common stock. They are all less likely to sell their shares individually than if they were selling the shares through an underwriter. By offering to sell their shares individually, they will not be able to offer or sell their shares through an underwriter. The selling shareholders will undertake on their own to market and sell their shares to the public. Even if a purchaser buys shares from the selling shareholders, they may not be able to sell any additional shares proposed for sale pursuant to this offering.

Because it May Be Difficult to Effect a Change in Control of Lockbox Link, Inc. Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.

Iryna Clark, President and Director, currently holds 5,000,000 shares of our outstanding voting stock, of which 500,000 shares are being registered in this offering. If Ms. Clark chooses to keep all of her stock (that is, she sells none of her stock during this offering), Ms. Clark could retain her status as the controlling security holder. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management’s consent. Ms. Clark has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

The Possible Sale of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

The 944,500 shares of common stock owned by the selling security holders will be registered with the U.S. Securities Exchange Commission. The security holders may sell some or all of their shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Our ability to raise additional capital through the sale of our stock in a private placement may be harmed by these competing re-sales of our common stock by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth Less Than the Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on our recent sale of stock at $0.20, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

Investors May Never Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

The Penny Stock Rules Could Restrict the Ability of Broker-Dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market. Trading in our common stock will be subject to the “penny stock” rules. Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment. Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies. As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Lockbox Link, Inc. described in “Risk Factors” and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(a)

an abrupt economic change resulting in an unexpected downturn in demand;

(b)

Technology breaches that diminish or eliminate our ability to conduct business effectively;

(c)

over-abundance of companies providing online, cloud-based real estate transaction services;

(d)

insufficient economic resources to support the growth of our business;

(e)

access to potential clients; and

(f)

lack of working capital that could hinder our growth plans.

DETERMINATION OF OFFERING PRICE.

The price of the shares we are offering was arbitrarily determined by us. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

(a)

Our recent sales of securities under Section 4(2) of the Securities Act of 1933, as amended, at $0.20 per share,

(b)

Our relative cash requirements, and

(c)

Our management expertise.

DILUTION

944,500 shares of the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, it will not cause dilution to our existing shareholders.

DESCRIPTION OF BUSINESS

LockboxLink is developing a cloud based software solution that is intended to provide real estate agents and consumers in the United States a simplified, secure, and predictable home buying and selling process. The company’s intended product is a cloud based software solution (SaaS) that is intended to provide guidance and security to all the parties who participate in the home buying and selling process via limited control access and innovative user interface. LockboxLink is being designed to take advantage of the structured flow and repeatability of existing real estate transaction processes. Lockbox Link formed on April 10, 2014, when it was organized in the state of Nevada, and has developed the product’s prototype, graphics and demo. Our intended product description, product demonstration and inquiry list are available on our website at www.lockboxlink.com.

Our initial focus will be on servicing the California market, providing a customizable virtual Data Room specifically designed to simplify and automate real estate transactions. We expect the software will offer its users modifiable transaction templates (“templates”), allowing seamless integration into brokerages’ workflow. Templates will be initially developed by our Management and with consulting attorneys and licensed real estate professionals. This service will be made available through a cloud-based software-based platform, LockboxLink, for a low subscription fee of $10/month. If the business grows, we intend to broaden our market area to the greater United States.

As of the date of this prospectus, we have commenced only limited operations. We have not yet established profitable operations and have not generated any sales or revenue. We estimate our monthly “burn rate” at $4,500 per month and we will likely need additional capital to continue operations. We may raise additional needed capital by selling our common stock or borrowing funds. We have no commitments from any source to provide additional funding. If we are unable to obtain funding it is likely our business will suffer significantly. These factors raise substantial doubts about our ability to continue as a going concern. Further, there is no guarantee that our business will grow.

We were incorporated in Nevada on April 10, 2014, as Lockbox Link Inc. Our principal executive offices are located at 13708 Ruette Le Park, #C, Del Mar, CA 92014. Our phone number is 858-353-9199.

Our Operations/Product Overview

Lockbox Link will be designed to take advantage of the structured flow and repeatability of existing real estate processes. To this end, the software will offer to its users modifiable transaction templates, allowing seamless integration into brokerages’ workflow.

Once developed, the product will consist of brokerage-branded virtual ‘rooms’, with each ‘room’ corresponding to a listed property. Each of the room pages will have a list of documentation pertaining to the specific property, transaction-specific templates (pre-listing, pre-offer, offer, etc.) and a user-specific dashboard that indicates status of the transaction.

The agent will provide their client with a password-protected link upon login. With this password the client will have access to the complete list of documents pertaining to their real estate transaction. For example, our software is proposed to allow a buyer to be able to download the completed Offer form, Counter-Offer, Closing Documents, copies of the title, inspections, and other pertinent documents uploaded by the agent as the transaction progresses. Our proposed virtual data room will provide a centralized and flexible location to store and access all transaction documents, avoiding the typical problems of returned emails, files too large to email, and old versions being printed and sent – currently experienced by the agents and their customers.

A typical use scenario will start with a listing agent signing into his/her LockboxLink account and creating a new ‘room’ during the pre-listing stage. The agent will invite sellers to upload all the documentation needed to list the house for sale; the sellers will be able to have confidence that agent(s) reviewed the submission via “renewed at [date] by [agent name]” time stamp.

Once the listing is active on listing sites, the agent will have an option to include the link to the ‘room’. The listing agent will invite qualified buyers into the room, where they will be able to select viewing times and enter their communication preferences. As the transaction progresses, the listing agent will continue to distribute a pre-determined controlled access to various documents to transaction participants.

Our proposed ‘dashboards’ will provide parties with a simple visualization of relevant information. For example, a listing agent will be able to see the transaction status on all her listed properties (including top offers, most active buyers, etc.), a list of items that need her attention, and a calendar. A brokerage owner will be able to monitor the status of all properties and all agents that are associated with his/her brokerage, thus being able to support or step into any transaction at any point. The buyers will be able to see how their offer compares to competitors in the area, as well as the transaction status of any offer made and get information regarding the next step.

Our initial website development has been carried out by our CEO, Ms. Iryna Clark. Ms. Clark has an extensive website and brand building background, and LockBoxLink concept was developed to address our belief there is a present void in real estate cloud based services. Ms. Clark will continue developing the website and the platform infrastructure, and may employ independent contractors to assist in the development of our product and our website. There can be no assurance that the product and website will be completed successfully or that we will ever have a marketable product.

Product Development

As of the date of this prospectus, we have completed the preliminary user interface and experience design and are in the process of developing a non-dynamic interactive product demonstrator for the purposes of collecting user feedback. We are currently accumulating a list of inquiries from interested parties as they sign up and register through our existing website. We intend to offer free subscriptions to some of these early subscribers in exchange for feedback. We intend to use this user feedback, primarily from real estate professionals, to help us with the design of our beta version of our product.

We expect to complete the "front end" of the product's platform in approximately late April of 2015. Once we have completed the "front end" of our product platform, we intend to either hire an independent software developer to develop our own unique platform, or we will seek to license an existing software platform, and have such platform customized for our use. We estimate that the cost of developing our own unique platform to be approximately $500,000 and the cost of obtaining a license to an existing platform for customization at $10,000 plus an ongoing royalty. We have identified both the potential software developer for our own proprietary platform and a licensor which has a platform available for license to us. We will make a decision based upon what we believe is best for the Company and the amount of financing available at the time we have completed our front end. Once we make our decision, we expect that the Beta Version of our product will be completed by the end of June of 2015. We estimate that we will complete our product and offer it into the marketplace by the end of 2015. We expect then to launch a marketing campaign to introduce our services to the real estate industry. Our CEO is an experienced brand developer and will be handling our initial marketing and branding efforts.

However, there can be no assurance that we will be able to adhere to the above set forth scheduled dates or that we will have sufficient funds to complete our product. Further, even if we complete our product, there can be no assurance that we will be able to market the product successfully or that we will ever earn a profit from the sale of the product.

Expected management estimates for the cost of operating the business through December 31, 2015 will require additional capital of up to $20,000 consisting of: 1) $10,000 for legal expenses and 2) $10,000 for accounting expenses.

There can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

Our Competition

The market for cloud-based virtual data rooms to ease the complexity of the real estate transaction process is split between a number of direct and indirect competitors: (1) diversified, (2) focused, and (3) social-based. Diversified competitors are those that expanded their mergers and acquisitions cloud-based virtual data room business to include Real Estate. The ‘focused’ competition, such as Real Workspaces, focuses largely on delivering virtual data room to the commercial real estate market. The ‘social-based’ competitors, such as Dot Loop, focus primarily on adding secure file sharing to internal social networks instead of real estate transactions.

Most of these businesses have longer operating histories and significantly greater financial, technical, marketing and managerial resources than we do. We expect that we will continue to face additional competition from new entrants into the market.

Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. While the Internet will provide a new tool for advertising and customer interface, there has been no significant change in the services we intend to provide. We will be utilizing the Internet as a mainstay of our future advertising and support. Additionally our product development efforts will be focused on how our competitors are utilizing advanced technology and changes in building methods. We do not currently have a sales force other than our officer and director. However, we will hire additional internal sales personnel or seek independent contractors, as may be needed to market our products.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any patents, trademarks, licenses franchises, concessions, royalty agreements or labor contracts. We do own the rights to the domain name lockboxlink.com, which was developed internally by our CEO. However, in the future, as we may utilize the services of contract developers and/or third party licensed platforms, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary right of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guarantee that:

(a)

these agreements will not be breached;

(b)

we would have adequate remedies for any breach; or

(a)

our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guarantee that our actions will be sufficient to prevent imitation or duplication of either our products or services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Government Regulation

We are subject to a limited variety of local, state, and federal regulations. While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulation applied to businesses, such as payroll taxes on the state and federal levels. Our current business requires that we comply with state corporate filings, city or county business license and the necessary business liability insurance. The requirements of these regulations are minimal and do not cause any undue burden.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online service industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

Our Employees

Our President and Director, Iryna Clark, runs our operation and is presently our only employee.

DESCRIPTION OF PROPERTY

We do not own any real property. Our business is presently operated from the residence of our President. We do not pay rent to our President.

SELLING SECURITY HOLDERS.

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 944,500 of the 5,444,500 shares of our common stock issued to them. Selling security holders, Affiliates and Non-affiliates must sell their shares at $0.20. We will not receive any proceeds from such sales. The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the Company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders. Explanatory footnotes relating to the footnote references appearing in the headings of this table are set forth below.

Name of Security Holder	Shares beneficially owned as of the date of prospectus(1)	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete(2)	Position, office or other material relationship to the Company within last three years

Alexander Family Trust(3)	25,000	0.46%	25,000	-0-	None
David S. Barth and Susan C. Barth Trust(4)	25,000	0.46%	25,000	-0-	None
Harvey S Brate	5,000	0.09%	5,000	-0-	None
Jeffrey Buckmaster	25,000	0.46%	25,000	-0-	None
Chris Chamberlain	70,000	1.29%	70,000	-0-	None
Christopher Chen	2,500	0.05%	2,500	-0-	None
Iryna Clark	5,000,000	91.84%	500,000	82.65%	Sole Officer
_____ and Director Cyprus Living Trust(5)	50,000.92%		50,000	-0-	None
Sian Hayes	10,000	0.18%	10,000	-0-	None
Carolyn W Humiston Living Trust(6)	25,000	0.46%	25,000	-0-	None
Candace D Irons	2,500	0.05%	2,500	-0-	None
Albert Kyle Johnson	37,500	0.69%	37,500	-0-	None
JinHee Kim	15,000	0.28%	15,000	-0-	None
Antoinette Lo Coco	2,500	0.05%	2,500	-0-	None
Giulia Lo Coco	3,500	0.06%	3,500	-0-	None
Kyung McCormick	15,000	0.28%	15,000	-0-	None
Molinari Family Trust(7)	25,000	0.46%	25,000	-0-	None
The Scudder Family Trust(9)	5,000	0.09%	5,000	-0-	None
Kenneth Strub	6,000	0.11%	6,000	-0-	None
The Stuard Family Trust(10)	25,000	0.46%	25,000	-0-	None
T4 Investments, LLC(11)	17,500	0.32%	17,500	-0-	None
Barbara Trenchi	50,000	0.92%	50,000	-0-	None
David Yoder	2,500	0.05%	2,500	-0-	None

(1)

The number of shares represented by this column also includes shares owned by any spouse or minor child of a selling shareholder.

(2)

The percentage held in the event all of the 944,500 shares in the Resale Offering are sold.

(3)

The Alexander Family Trust is controlled by Diana Alexander who has voting and dispositive power with respect to the shares being offered by the Trust.

(4)

The David S. Barth and Susan C. Barth Trust is controlled by David Barth who has voting and dispositive power with respect to the shares being offered by the Trust.

(5)

The Cyprus Living Trust is controlled by Nina Kay who has voting and dispositive power with respect to the shares being offered by the Trust.

(6)

The Carolyn W. Humiston Living Trust is controlled by Carolyn W. Humiston who has voting and dispositive power with respect to the shares being offered by the Trust.

(7)

The Molinari Family Trust is controlled by William Molinari who has voting and dispositive power with respect to the shares being offered by the Trust.

(8)

The Riptide Group is controlled by Bruce Stromka who has voting and dispositive power with respect to the shares being offered by the Riptide Group.

(9)

The Scudder Family Trust is controlled by James Scudder who has voting and dispositive power with respect to the shares being offered by the Trust.

(10)

The Stuard Family Trust is controlled by Nancy Stuard who has voting and dispositive power with respect to the shares being offered by the Trust.

(11)

The T4 Investments, LLC is controlled by Kurt Thule who has voting and dispositive power with respect to the shares being offered by T4 Investments, LLC.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their future shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders is an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the company upon completion of the secondary offering.

PLAN OF DISTRIBUTION.

Resale Offering

Our affiliated and non-affiliated selling security holders, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $0.20 per share, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $0.20 per share for the duration of this offering in a post-effective amendment to this registration we will disclose pledges, donees and other transferees of the selling security holders, if any, as selling security holders. The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)

purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)

an exchange distribution in accordance with the rules of the exchange or quotation system;

(d)

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)

privately negotiated transactions; and

(f)

a combination of any aforementioned methods of sale.

In the event any of our selling security holders agree to sell their shares to a broker-dealer as a principal and the broker-dealer acts as an underwriter, we will file a post-effective amendment to our registration statement disclosing the name of the broker-dealer, providing information on the plan of distribution, and reflecting any other necessary changes. Any broker-dealer that will be involved must seek and obtain clearance of the underwriting compensation and arrangements from the FINRA Corporate Finance Department prior to the sale of any securities by the broker-dealer.

The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares. The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may not sell their shares in accordance with Rule 144 under the Securities Act because such exemption is not available for resales of shell company securities until one year after the Company ceases to exist as a shell company and has filed the required information with the SEC, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them. The pledges, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of selling security holders’ shares offered under this prospectus will decrease as and when they take such action. The plan of distribution for the selling security holders’ shares will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales. The selling security holders and any broker-dealers participating in the distributions of the shares are “underwriters” within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling security holders and any commission or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution. Also, the selling security holders are subject to application provisions that limit the timing of purchasers and sale of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering with the U.S. Securities Exchange Commission, they are required to comply with Regulation M. In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 100,000,000 shares of common stock, $.001 par value per share, of which 5,444,500 shares are issued and outstanding as of September 2, 2014. We are also authorized to issue up to 10,000,000 shares of Preferred Stock, $0.001 par value per share.

Common Stock

Holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights. Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights

Preferred Stock

We are authorized to issue up to 10 million shares of preferred stock. We currently have no outstanding shares of preferred stock. The board of directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rates and preferences, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although they presently have no intention to do so, the board of directors, without stockholder approval, could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change of control of us.

Dividends

We have paid no cash dividends on our common stock since inception in April 10, 2014. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Rule 144 Shares

As of the date of this prospectus, we have 5,444,500 shares of common stock issued and outstanding. Iryna Clark, our President and Chief Executive Office, and sole director, beneficially owns 5,000,000 shares of our common stock, which amounts to 91.84% of the issued and outstanding shares of common stock. Rule 144 safe harbor is not available for resale of shell company securities. The shares held by Ms. Clark are currently restricted from trading under Rule 144. These shares will only be available for resale, within the limitations of Rule 144, to the public if:

(i)

We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii)

We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii)

If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 54,445 shares. If fewer shares at lesser value are sold, no Form 144 is required.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the Over-The-Counter Bulletin Board (“OTC Bulletin Board”). There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, changes in financial estimates by securities analysts, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, as experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance. Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have twenty five (25) stockholders of record of our common stock as of September 2, 2014.

Impact of the “Penny Stock” Rules On Buying Or Selling Our Common Stock

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the “penny stock” rules.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report. The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Our Business Overview

Lockbox Link, Inc.’s initial focus is on servicing the California market. The company’s intended product is a cloud based software solution (SaaS) that is built to provide guidance and security to all the parties who participate in the home buying/selling process via limited control access and innovative user interface. We intend to design Lockbox link to take advantage of the structured flow and repeatability of existing real estate transaction processes. The Company’s intended product will strive to provide listing agents the opportunity to increase customer satisfaction, improve productivity, and ensure business continuity by offering their clients a simplified, secure, and predictable home buying process. We are attempting to design Lockbox Link to take advantage of the structured flow and repeatability of existing real estate processes. To this end, we expect to create software that will offer to its users modifiable transaction templates, allowing seamless integration into brokerages’ workflow.

The intended product will consist of brokerage-branded virtual ‘rooms’, with each ‘room’ corresponding to a listed property. Each of the room pages will have a list of documentation pertaining to the specific property, transaction-specific templates (pre-listing, pre-offer, offer, etc.) and a user-specific dashboard that indicates status of the transaction.

We expect the initial California focus will be on the larger markets of San Diego, Los Angeles, and San Francisco. As and if the product gains widespread usage in the California market, the company intends to roll the product out to the greater United States.

At this time, we have not made any sales nor have we generated any revenue.

Our expenses consist of the server fees associated with maintenance of our Internet website, consulting fees, general and administrative.

We have no long-term commitments in the form of leases or loans.

Lockbox Link, Inc has been doing business under their current name since April 10, 2014 when the corporation was formed. There can be no assurance that we will be able to develop our intended product and even if developed, that we will be able to successfully market the product.

We do not have any off-balance-sheet arrangements.

Summary of product research and development

As of the date of this prospectus, we have completed the preliminary user interface and experience design and are in the process of developing a non-dynamic interactive product demonstrator for the purposes of collecting user feedback. We are currently accumulating a list of inquiries from interested parties as they sign up and register through our existing website. We intend to offer free subscriptions to some of these early subscribers in exchange for feedback. We intend to use this user feedback, primarily from real estate professionals, to help us with the design of our beta version of our product.

We expect to complete the "front end" of the product's platform in approximately late April of 2015. Once we have completed the "front end" of our product platform, we intend to either hire an independent software developer to develop our own unique platform, or we will seek to license an existing software platform, and have such platform customized for our use. We estimate that the cost of developing our own unique platform to be approximately $500,000 and the cost of obtaining a license to an existing platform for customization at $10,000 plus an ongoing royalty. We have identified both the potential software developer for our own proprietary platform and a licensor which has a platform available for license to us. We will make a decision based upon what we believe is best for the Company and the amount of financing available at the time we have completed our front end. Once we make our decision, we expect that the Beta Version of our product will be completed by the end of June of 2015. We estimate that we will complete our product and offer it into the marketplace by the end of 2015. We expect then to launch a marketing campaign to introduce our services to the real estate industry. Our CEO is an experienced brand developer and will be handling our initial marketing and branding efforts.

However, there can be no assurance that we will be able to adhere to the above set forth scheduled dates or that we will have sufficient funds to complete our product. Further, even if we complete our product, there can be no assurance that we will be able to market the product successfully or that we will ever earn a profit from the sale of the product.

Expected management estimates for the cost of operating the business through December 31, 2015 will require additional capital of up to $20,000 consisting of: 1) $10,000 for legal expenses and 2) $10,000 for accounting expenses.

There can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

Growth Strategy

Our intended growth strategy includes product development, strategic pricing, and go-to-market activities, supported by a significant marketing effort.

Our Company expects that it will offer listing agents, first in California, and if successful, then in balance of the United States, an opportunity to increase customer satisfaction, improve productivity and ensure business continuity by offering their clients a simplified, secure and predictable home buying process. We expect this service will be made available through a cloud-based software-based platform, LockboxLink, for a low subscription fee.

Our product strategy is designed to facilitate product adoption. First, it will be built around existing transactions processes in the real-estate industry to be able to integrate seamlessly in existing workflow of industry operators. Real estate transaction consists of basic stages executed in more or less the same order and includes the same type of participants (users), making it easier to build in scalability into our software.

Our expected software platform will be developed to take advantage of our perceived technological readiness of our target market (real estate agents) and lack of dominant players in property transaction-focused software. We believe real estate agents are active Internet users; they are well versed in web applications (Internet browser and email) needed to use our product. Furthermore, while Internet has revolutionized Real Estate industry in terms of listing properties, technological improvements skipped the transactional part and focused on managing back-office functions including accounting, bookkeeping and operations.

Our go-to-market strategy under development will be built around California as a beachhead market, with initial targeting of the residential realtor customer segment via hybrid sales force model. This strategy will be designed to take advantage of industry business model (independently operated franchises of Real Estate brands) and localized nature of real estate operations.

Once we have fully developed our product, of which there can be no assurance, we intend to employ an aggressive pricing strategy designed to facilitate market penetration. While our offering prices are expected to be significantly lower than competitors, we will focus our effort on delivering significant value to our customers with a reliable product that excels in performance and ease of use. We intend to employ direct sales for key accounts, marketing and industry partnerships to promote Lockbox link, in addition to commission-only sales force.

We believe California is a good initial market, due to demographical and industry factors and its proximity to Lockbox headquarters in San Diego.

Marketing Plan

Lockbox Link, Inc. intends to target individual brokers and brokerages in the residential Real Estate Market.

Once we have fully developed our product, of which there can be no assurance, we expect our initial focus to be on servicing the California market. We plan to reach our target market with a combination of inbound and outbound marketing. Our sales and marketing efforts will focus on strengthening our name and building our reputation as a reliable cloud-based software solution that is built to provide guidance and security to all the parties who participate in the home buying/selling process via limited control access and an innovative user interface.

We expect that if we develop our product our intended customers will find the values and benefits of the product and services to be superior to other options. We intend to take advantage of the structured flow and repeatability of the existing real estate transaction process, by offering:

(a)

Customizable virtual Data Rooms specifically designed to simplify and automate real estate transactions.

(b)

Modifiable transaction templates, allowing seamless integration into brokerages’ workflow

(c)

A low subscription fee of $10/month

(d)

A Solution that will the complete transaction process easier (not just sharing the documents) for everyone

(e)

A time saving solution that will allow for repeatable simplified transaction

(f)

A cloud-based software solution (SaaS) that is built to provide guidance and security to all the parties who participate in the home buying/selling process

(g)

A limited control access and an innovative user interface

However, there can be no assurance that we will be able to develop our product to provide all of the above attributes or even if developed, that we will be able to successfully market the product.

Critical Accounting Policies and Estimates

The policies discussed below are considered by our management to be critical to an understanding of our financial statements because their application places the most significant demands on our management’s judgment, with financial reporting results relying on our estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described below. For these policies, our management cautions that future events rarely develop as forecast, and that best estimates may routinely require adjustment.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make judgments and estimates. On an ongoing basis, we evaluate our estimates, the most significant of which include establishing allowances for doubtful accounts and determining the recoverability of our long-lived tangible and intangible assets. The basis for our estimates are historical experience and various assumptions that are believed to be reasonable under the circumstances, given the available information at the time of the estimate, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from the amounts estimated and recorded in our financial statements.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Going Concern – The financial statements have been prepared assuming the Company will continue as a going concern. In this its first fiscal year, the Company has incurred a net loss and negative operating cash flow. To the extent the Company may have negative cash flows in the future; it will continue to require additional capital to fund operations. The Company obtained additional capital investments under various debt and common stock issues. Although management continues to pursue its financial plans, there is no assurance that the Company will be successful in obtaining sufficient revenues to generate positive cash flow. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Revenue Recognition – Product revenues are earned and are recognized in accordance with FASB ASC Topic 605 Revenue Recognition and Concepts Statement 5, Recognition and Measurement in Financial Statements of Business Enterprises, paragraph 83(b) states that “an entity’s revenue-earning activities involve delivering or producing goods, rendering services, or other activities that constitute its ongoing major or central operations, and revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits and represented by the revenues.

Revenues recognized in excess of billings are recorded as Unbilled Revenue (an asset). Billing in excess of revenues recognized are recorded as Deferred Revenue (a liability) until revenue recognition criteria are met. Client prepayments are deferred and recognized over future periods as services are delivered or performed.

Cash and Cash Equivalents – Cash and cash equivalents may include highly liquid investments that are readily convertible to known amounts of cash, and which are subject to an insignificant risk of changes in value due to interest rate, market price, or penalty on withdrawal. Amounts on deposit and available upon demand, or negotiated to provide for daily liquidity without penalty, are classified as Cash and cash equivalents.

Accounts Receivable – We estimate credit loss reserves for accounts receivable on an individual receivable basis. A specific impairment allowance reserve is established based on expected future cash flows and the financial condition of the debtor. We charge off customer balances in part or in full when it is more likely than not that we will not collect that amount of the balances in part or in full when it is more likely than not that we will collect that amount of the balance due. We consider any balance unpaid after the contract payment period to be past due. There are no accounts receivable as of June 30, 2014.

Liquidity & Capital Resources

We received an initial round of funding of $88,900 from a financing round over May-August 2014. This funding will be directed toward operating capital, developing a product prototype, product Beta testing in California, and preparing marketing and sales collateral (including deployment-ready leads) for the initial product launch. We believe this capital will be sufficient to sustain our operating activities for the next 12 months.

We do not have any secured creditors and do not anticipate using any of our assets to secure credit at the present time.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

The Company may require additional funding to adequately implement its growth plan. The Company will seek capital investment, through private placement of its common stock or through debt arrangement. We are not presently engaged in any capital raising activities but we anticipate we may engage in one or more private offerings of our common stock in the future to raise any needed capital. We may not be able to attract additional capital at favorable rates and may have to sell additional shares at prices lower than what our current shareholders paid for their shares. If we are not able to raise additional capital when needed and are unable to meet our capital requirements from current cash flows, our business may fail.

The Company’s management and Board discussed and decided that, while the expansion of its business provides the benefits of diversification and support along with additional revenue streams, it was still not providing sufficient cash flows to facilitate the Company’s principal objective of expanding. Accordingly, the Company’s Board and management decided to undertake the filing of an S-1 Registration Statement with the Securities and Exchange Commission to register the current issued and outstanding shares to make an investment in the Company more attractive to future potential investors.

Plan of Operation

The Company plans on developing a minimum viable product and to test it with key customer segments in order to prepare for a deployment in the key markets in 2015. The Company will be conducting a primary market research to identify and engage a core community of Beta testers, developing user interface and user experience maps as an internal effort, and may use an external developer to develop the initial prototype. Our internal team has significant experience in market research, software planning, testing and prototyping capabilities.

During the product development stage, we will be actively collecting leads, including those for Product Testers, future end-users and industry facilitators. Our pre-launch leads generation program consists of proactive Interest List opt-in on our website, Lockboxlink.com, attendees from the industry and networking events, and referrals. In addition, our team will be reaching out to industry experts and opinion leaders in order to develop relationships that will facilitate future sales.

Our current burn rate is approximately $4,500 per month. We believe our current cash on hand will cover our estimated burn rate and our operating activities for the next 12 months.

In the event we require additional capital to fund our operations, we will sell shares of our common stock in a private placement or seek debt financing. We intend to explore these options if needed. We do not currently have any commitments from any source to either purchase shares of our common stock or to provide financing.

Upon registration with the U.S. Securities Exchange Commission, 944,500 of our outstanding shares of common stock will be eligible for resale under the Securities Act. We will not realize any proceeds from any actual resale of the shares sold by the selling security holders.

Election under JOBS Act of 2012

We have chosen to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)

the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)

the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii)

the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)

the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)

audited financial statements required for only two fiscal years;

(ii)

selected financial data required for only the fiscal years that were audited;

(iii)

executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. We are a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts our independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of our accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of our independent registered public accounting firm to file a report on our internal control over financial reporting, although our management is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period and will “opt-in” and make use of the transitional period.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Pursuant to the JOBS Act of 2012, as an emerging growth company we elected to opt into the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We elected utilize such extended transition period(s) which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.

Dilution

While there will be no dilution to existing shareholders from the resale offering, dilution may occur in the event we chose to raise capital through a private offering or debt financing.

The issuance of further shares and the eligibility of further issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

In the future, we may issue additional shares, options and warrants ad we may grant stock options to our officers, employees, directors, and consultants under a stock option plan, all of which may further dilute our net tangible book value.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 3.0 Directors and Executive Officers

Name	Age	Position
Iryna Clark	38	President, Secretary, Treasurer and Chairman of the Board of Directors(1)

(1)

This is the first Directorship of a reporting company held by Ms. Clark and she will serve as a director until the next annual shareholder meeting or until her successor shall be duly elected and qualified.

Ms. Clark has extensive experience with business to business (B2B) marketing, specifically advising senior executives across the B2B spectrum with a focus on the life sciences, software, and technology sectors.

Currently, Ms. Clark is a Principal at InceptPoint Consulting (2009 – Current), a marketing agency focused on Life Sciences and Technology businesses. Her expertise helps clients to improve business results by optimizing their product positioning mix, developing effective go-to market (GTM) strategies, improving sales force effectiveness, integrating online/mobile/traditional brand presence, and refining customer acquisition/retention strategies. Ms. Clark will devote 60% of her time to the business of the Company.

From 2006-2012, Ms. Clark served as a Director of Marketing at Innovive, Inc., where she was a key contributor in growing a biotechnology manufacturer from its first sale to a multi-million dollar market leader with sales in 18 countries.

Ms. Clark earned her MBA from the Anderson School of Business at the University of California Los Angeles (UCLA) and is a graduate of the University of California San Diego, where she received a B.A. in Media. Ms. Clark is fluent in English, Russian and Ukrainian.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officer who served for the interim period ending June 30, 2014, for services rendered in all capacities to us. The listed individuals shall hereinafter be referred to as the “Named Executive Officers.” Currently, we have no employment agreements with our Director or Officer. Our director is unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Table 4.0 Summary Compensation

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other	Restricted
				Annual	Stock	Securities	LTIP	All Other	Total
		Salary	Bonus	Compensation	Award(s)	Underlying	Payouts	Compensation	Compensation
Name and principal position	Year	($)	($)	($)	($)	Options/SARS	($)	($)	($)
Iryna Clark(1)
President, Secretary, Treasurer and	2014	0	0	0	0	0	0	20,500(2)	20,500

Chairman of the Board of Directors

(1)

There is no employment contract with Ms. Clark at this time, nor are there any employment agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(2)

We are currently paying Ms. Clark $2,000 per month in consulting fees for the period January through March 31, 2015.

Compensation Committee Interlocks and Insider Participation

Currently, our Board of Directors consists of Ms. Iryna Clark. We are not actively seeking additional board members at this time. At present, the Board of Directors has not established any committees.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of June 29, 2015, and our officer and director, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 5.0 (See “Selling Security Holders”) have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 5.0 Beneficial Ownership

Amount and Nature of Beneficial Ownership Percent of Class (1)

Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering

Common Stock	Iryna Clark	5,000,000	4,500,000	91.84%	82.65%

Common Stock	All Executive Officers and Directors as a Group(1)	5,000,000	4,500,000	91.84%	82.65%

(1)

The percentages are based on a Before-Offering total of 5,444,500 shares of common stock issued and outstanding as of the date of this prospectus and assumes all of the 944,500 shares of our selling security holders’ shares will be sold.

Transactions With Related Persons, Promoters and Certain Control Persons

Other than the $28,000 paid to our officer and director for consulting fees and reimbursements for construction materials and office supplies, there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officer and director, or any related persons or promoters.

Director Independence

We do not presently have any independent directors. We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company. Our Board of Directors is comprised solely of our President, Iryna Clark who also serves as our Secretary and Treasurer. We intend to seek independent directors for our board of directors when the market conditions improve and we are able to provide compensation for our board of director members.

INTEREST OF NAMED EXPERTS AND COUNSEL.

John Scrudato COA, a PC, (“Scrudato”), independent certified public accountants, have provided audited financials for Lockbox Link, Inc. for December 31, 2014. The date of the report for these audited financials is March 13, 2015. Scrudato, whose report is contained herein, was paid in cash for services rendered. Therefore, it has no direct or indirect interest in us. Scrudato’s report was given based on their authority as experts in accounting and auditing.

The Moores Law Group of Ranch Santa Fe, California has acted as legal counsel for our Company in connection with this Offering

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do include a provision under Article Twelfth, to permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Our By-Laws, Article V, do permit up to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Lockbox Link, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Lockbox Link, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

We are not required by Nevada law to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

Financial Statement Schedules

LockBox Link, Inc.

(A Development Stage Company)

April 10, 2014 (inception) to December 31, 2014 (Audited)

Scrudato & Co., PA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

LockBox Link, Inc.

We have audited the accompanying balance sheets of LockBox Link, Inc. (“the Company”) as of December 31, 2014 and the related statements of operations, stockholder's deficit, and cash flows for the period April 10, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LockBox Link, Inc. as of December 31, 2014 and the results of its operations and its cash flows for the period April 10, 2014 (inception) through December 31, 2014, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8, the Company has limited operating history and has incurred losses since inception and has a working capital deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey

March 13, 2015

7 Valley View Drive Califon, New Jersey 07830
Registered Public Accounting Company Oversight Board Firm

LOCKBOX LINK, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

December 31, 2014
ASSETS
Current assets
Cash in bank	$54,408
Total assets	$54,408

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$5,390
Total liabilities	5,390

Shareholders' deficit
Preferred stock, 10,000,000 shares authorized,
0 issued and outstanding as of December 31, 2014	-
Common stock, 100,000,000 shares, par value $0.001,
authorized, 5,444,500 issued and outstanding as of December 31, 2014	5,445
Additional paid in capital	83,955
Accumulated deficit	(40,382)
Total shareholders' deficit	49,018

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$54,408

The accompanying notes are an integral part of these financial statements

LOCKBOX LINK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

	For the period
	from Inception
	(April 10, 2014)
	to December 31, 2014
Revenue	$-

General expenses
Consulting fees	20,500
Professional fees	13,950
Operating expenses	5,932
Total general expenses	40,382

Net income(loss) from operations	$(40,382)

Loss per common share	$(0)	*

Weighted average of
shares outstanding	5,445,000

* Less than $0.01 per share

The accompanying notes are an integral part of these financial statements

LOCKBOX LINK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOW

For the period
from Inception
(April 10, 2014)
to December 31, 2014
Cash flows from operating activities:
Net income (loss)	$(40,382)
Adjustment to reconcile net to net cash provided by operating activities
Increase in accounts payable and accrued expenses	5,390
Net cash used in operating activities	(34,992)

Cash flows from investing activities:
None	-
Net cash realized from investing activities	-

Cash flows realized from financing activities:
Sale of common stock	89,400
Net cash realized from financing activities	89,400

Increase in cash and cash equivalents	54,408

Cash and cash equivalents at the beginning of period	-

Cash and cash equivalents at end of period	$54,408

The accompanying notes are an integral part of these financial statements

LOCKBOX LINK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FROM INCEPTION (APRIL 10, 2014) TO DECEMBER 31, 2014

					Additional
	Preferred stock		Common stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total
Initial Balance, April 20, 2014 (inception)	-	-	-	-	-	-	-

Capital stock issuance			544,500	5,445	83,955		89,400

Net loss for the period						(40,382)	(40,382)

December 31, 2014	-	$-	544,500	$5,445	$83,955	$(40,382)	$49,018

The accompanying notes are an integral part of these financial statements

LockBox Link, Inc.

Notes to Financial Statements

As at December 31, 2014

Note 1 – Organization and Nature of Operations

LockBox Link, Inc. (“the Company”) is engaged in developing, producing, marketing and selling internet software applications to better facilitate transactions for the real estate industry. The Company was incorporated in the State of Nevada on April 10, 2014 with a principal office in Carson City. The Company is in the development stage and is presently undertaking research and development in what will become its core line of products.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation - The accompanying financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”). The preparation of these financial statements requires our management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and related notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of financial statements.

Development Stage Operations - The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to scientific research and business development.

Election to be treated as an emerging growth company - In 2014, we have elected to use the extended transition period now available for complying with new or revised accounting standards under Section 102(b) (1).  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Going Concern - The financial statements have been prepared assuming the Company will continue as a going concern. In this its first year, the Company has incurred a net loss and negative operating cash flow. To the extent the Company may have negative cash flows in the future; it will continue to require additional capital to fund operations. The Company obtained additional capital investments under various debt and common stock issues. Although management continues to pursue its financing plans, there is no assurance that the Company will be successful in obtaining sufficient revenues to generate positive cash flow. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – For purposes of the Statement of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Note 2 – Summary of Significant Accounting Policies- Continued

Accounts Receivable - We estimate credit loss reserves for accounts receivable on an individual receivable basis. A specific impairment allowance reserve is established based on expected future cash flows and the financial condition of the debtor.  We charge off customer balances in part or in full when it is more likely than not that we will not collect that amount of the balance due.  We consider any balance unpaid after the contract payment period to be past due.  There are no Accounts receivables at December 31, 2014.

Revenue Recognition – The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards and Codification for revenue recognition. The Company recognizes revenue when services are realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(1)

Pervasive evidence of an arrangement exists;

(2)

The services have been rendered and all required milestones achieved;

(3)

The sales price is fixed or determinable; and

(4)

Collectability is reasonably assured.

Related party transactions. The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include:

a.

Affiliates of the Company;

b.

Entities for which investments in their equity securities would be required, absent the election of the fair value option under the  Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity;

c.

Trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of management;

d.

Principal owners of the Company;

e.

Management of the Company;

f.

Other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and

g.

Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements. The disclosures shall include:

a.

The nature of the relationship involved;

Note 2 – Summary of Significant Accounting Policies- Continued

b.

A description of the transactions, including transactions to which no amounts or nominal amounts were ascribed for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements;

c.

The dollar amount of transactions for each of the periods for which income statements are presented and the effects of any change in the  method of establishing the terms from that used in the preceding period; and

d.

Amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Income (Loss) Per Share. Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. The Company has no common stock instruments, convertible debentures, preferred stock, or options and warrants associated with performance contracts conversions to consider in the calculations (as the impact of the potential common shares would be to decrease the loss per share). Therefore, as of December 31, 2014, the diluted and non-diluted (loss) per share is the same, and no diluted loss per share figures are presented.

Deferred Taxes. The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Commitments and Contingencies. The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Note 2 – Summary of Significant Accounting Policies- Continued

Fair value of financial instruments. The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB Accounting Standards Codification No. 820, Fair Value Measurement (“ASC 820”), which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

Our financial instruments include cash, accounts payable and accrued expenses.

Risk and Uncertainties. The Company is subject to risks common to companies in the service industry, including, but not limited to, litigation, development of new technological innovations and dependence on key personnel.

Off Balance Sheet Arrangements. The Company does not have any off balance sheet arrangements.

Uncertain Tax Positions. The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the period from inception (April 10, 2014) to December 31, 2014.

Recent Accounting Pronouncements. In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity (deficit). The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted for financial statements not yet issued. The Company adopted ASU 2014-10 with its December 31, 2014 annual filing, thereby no longer presenting or disclosing any information required by Topic 915.

The Company reviewed all recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC and they did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Subsequent Events. The Company evaluated for subsequent events through the issuance date of the Company’s financial statements.

Note 3 - Going Concern

The accompanying financial statements for the period from inception (April 10, 2014) to December 31, 2014 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As of December 31, 2014, the Company has earned no revenue and has a retained deficit of ($49,018). Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There can be no assurance that the Company will be able to obtain the additional capital resources necessary to implement its business plan or that any assumptions relating to its business plan will prove accurate.

These factors raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Accounts payable and accrued liabilities

As of December 31, 2014, the Company has outstanding $5,390 in accounts payable and accrued expenses directly relating to operational expenses, legal fees, and compliance fees.

Note 5 – Stockholders’ Equity (Deficit)

Capital Stock. The Company is currently authorized to issue 100,000,000 shares of common stock, par value of $0.001 per share.

During the period from inception (April 10, 2014) to December 31, 2014, the Company issued 5,000,000 shares of common stock to its founder and 444,500 shares of common stock to unrelated parties for $89,400. As of December 2014, the Company has 5,444,500 shares of common stock issued and outstanding.

Preferred Stock. The Company is currently authorized to issue 10,000,000 shares of preferred stock.

During the period from inception (April 10, 2014) to December 31, 2014, the Company issued no shares of preferred stock. As of December 2014, the Company has -0- shares of preferred stock issued and outstanding.

Note 6 – Related Party Transactions

The Company has retained the services of Iryna Clarke as a consultant. For the period from inception (April 10, 2014) to December 31, 2014, the Company has paid $20,500 for her consulting services.

Note 7- Net Income (Loss) Per Share

Income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during the period. Diluted income (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. Basic and diluted income (loss) per share were the same for the period from inception (April 10, 2014) to December 31, 2014.

For the period from inception (April 10, 2014) to December 31, 2014, the Company posted a loss less than ($0.01) per basic and diluted share.

Note 8- Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

December 31, 2014
U.S statutory rate	35.%
Less valuation allowance	(35%)
Effective tax rate	0%

The significant components of deferred tax assets and liabilities are as follows:

December 31, 2014
Net deferred tax assets	$14,134
Less valuation allowance	(14,134)
Deferred tax asset - net valuation allowance	$-

Note 9- Subsequent Events

The Company is currently in the process of registering 944,500 shares through an S-1 registration filing and expects this registration to become effective at some point during the current fiscal year.

LockBox Link, Inc.

(A Development Stage Company)

January 1, 2015 to March 31, 2015 (Unaudited)

LOCKBOX LINK, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

	March 31, 2015	December 31, 2014
ASSETS	unaudited	audited
Current assets
Cash and cash equivalents	$43,100	$54,408
Accounts Receivable - Other, Net of impairment	-	-
Total current assets	43,100	54,408

Total assets	$43,100	$54,408

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$82	$5,390
Total liabilities	82	5,390

SHAREHOLDERS' DEFICIT
Preferred stock, 10,000,000 shares authorized
0 shares issued and outstanding	-	-
Common stock, 100,000,000 shares, par value $0.001
authorized,5,444,500 issued and outstanding	5,445	5,445
Additional paid in capital	83,955	83,955
Deficit accumulated during development stage	(46,382)	(40,382)
Total shareholders' deficit	43,018	49,018

Total liabilities and shareholders' equity	$43,100	$54,408

"The accompanying notes are an integral part of these financial statements"

LOCKBOX LINK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

				From inception
				(April 10, 2014)
		March 31,		to March 31,
		2015		2015

Revenue		$-		$-

General expenses
Consulting fees		6,000		20,500
Professional fees		-		13,950
Operating expenses		-		5,932
Total general expenses		6,000		46,382

Net income (loss) from operations		$(6,000)		$(46,382)

Loss per common share	$	**	$	**

Weighted average of shares outstanding		5,444,500		5,445,000

** Less than $0.01 per share

"The accompanying notes are an integral part of these financial statements"

LOCKBOX LINK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOW

		From Inception
		(April 10, 2014)
		through
	March 31, 2015	March 31, 2015
Cash flows from operating activities:
Net income (loss)	$(6,000)	$(46,382)
Adjustment to reconcile net income (loss) to net cash
provided by operating activities
Increase (decrease) in payables	(5,308)	82
Net cash used in operating activities	(11,308)	(46,300)

Cash flows from investing activities:
None	-	-
Net cash realized from investing activities	-	-

Cash flows realized from financing activities:
Sale of common stock	-	89,400
Net cash realized from financing activities	-	89,400

Increase (decrease) in cash and cash equivalents	(11,308)	43,100

Cash and cash equivalents at beginning of period	54,408	-

Cash and cash equivalents at end of period	$43,100	$43,100

"The accompanying notes are an integral part of these financial statements"

Lockbox Link, Inc.

Footnotes to the Condensed Financial Statements

March 31, 2015 and December 31, 2014

1.

Organization and basis of presentation

LockBox Link, Inc. (the “Company”) is engaged in developing, producing, marketing and selling internet software applications to better facilitate transactions for the real estate industry. The Company was incorporated in the State of Nevada on April 10, 2014 with a principal office in Carson City. The Company is in the development stage and is presently undertaking research and development in what will become its core line of products. The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company’s current technology and resources.

Basis of presentation

The accompanying interim condensed financial statements are unaudited, but in the opinion of management of Lockbox Link, Inc. (the Company), contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at March 31, 2015, the results of operations and cash flows for the three months ended March 31, 2015 and from inception (April 10, 2014) through March 15, 2015.  The balance sheet as of December 31, 2014 is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

The results of operations for the three months ended March 31, 2015 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2015.

2.

Summary of Significant Accounting Policies

Development Stage Operations

The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to scientific research and business development.

Election to be treated as an emerging growth company

In 2014, we elected to use the extended transition period now available for complying with new or revised accounting standards under Section 102(b) (1).  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Going Concern

The financial statements have been prepared assuming the Company will continue as a going concern. In this its first year, the Company has incurred a net loss and negative operating cash flow. To the extent the Company may have negative cash flows in the future; it will continue to require additional capital to fund operations. The Company obtained additional capital investments under various debt and common stock issues. Although management continues to pursue its financing plans, there is no assurance that the Company will be successful in obtaining sufficient revenues to generate positive cash flow. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.

Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For financial statement presentation purposes, the Company considers all short term investments with a maturity date of three months or less to be cash equivalents.

Accounts receivable

We estimate credit loss reserves for accounts receivable on an individual receivable basis. A specific impairment allowance reserve is established based on expected future cash flows and the financial condition of the debtor. We charge off customer balances in part or in full when it is more likely than not that we will not collect that amount of the balance due. We consider any balance unpaid after the contract payment period to be past due. There are no Accounts receivable at March 31, 2015 or December 31, 2014.

Recognition of Revenues

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards and Codification for revenue recognition. The Company recognizes revenue services are realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(1)

Pervasive evidence of an arrangement exists;

(2)

The services have been rendered and all required milestones achieved;

(3)

The sale price is fixed or determinable; and

(4)

Collectability is reasonably assured.

Related party transactions

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include:

a.

Affiliates of the Company;

b.

Entities for which investments in their equity securities would be required, absent the election of the fair value option under the  Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity;

c.

Trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of management;

d.

Principal owners of the Company;

e.

Management of the Company;

f.

Other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and

g.

Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements. The disclosures shall include:

a.

The nature of the relationship involved;

b.

A description of the transactions, including transactions to which no amounts or nominal amounts were ascribed for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements;

2.

Summary of Significant Accounting Policies (continued)

c.

The dollar amount of transactions for each of the periods for which income statements are presented and the effects of any change in the  method of establishing the terms from that used in the preceding period; and

d.

Amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260 "Earnings Per Share" which codified SFAS No. 128. "Earnings per Share." ASC 260 requires presentation of both basic and diluted earnings per Share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Tax

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes." under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Commitments and Contingencies.

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

2.

Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Risk and Uncertainties

The Company is subject to risks common to companies in the service industry, including but not limited to litigation, development of new technological innovations and dependence on key personnel.

Off Balance Sheet Arrangements.

The Company has no off balance sheet arrangements.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the periods ended March 31, 2015 or December 31, 2014.

Stock-based compensation

ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

2.

Summary of Significant Accounting Policies (continued)

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements ASU 2014-10 eliminate the distinction of a development stage entity and certain related disclosure requirements including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity (deficit). The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted for financial statements not yet issued. The Company adopted ASU 2014-10 with its December 31, 2014 annual filing, thereby no longer presenting or disclosing any information required by Topic 915.

The Company reviewed all recent accounting pronouncements issued by the FASB (including it Emerging Issues Task Force), the AICPA and the SEC, and they did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Subsequent Events

The Company evaluated for subsequent events through the issuance date of the presented financial statements.

3.

Going Concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the company has no revenues, net accumulated losses since inception, and a retained deficit of $46,382. These factors raise substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the company’s ability to raise additional funds and implement its business plan. There can be no assurance that the Company will be able to obtain the additional capital resources necessary to implement its business plan or that any assumptions relating to its business plan will prove accurate. The financial statements of the Company do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

4.

Accounts payable and accrued liabilities

As of March 31, 2015 and December 31, 2014, the Company has outstanding $82 and $5,390 in accounts payable and accrued expenses directly relating to operational expenses, legal fees, and compliance fees, respectively.

5.

Common Stock

The Company issued no shares of stock during the quarters ended March 31, 2015. As of March 31, 2015 and December 31, 2014, the Company has issued and outstanding 5,444,500 shares of common stock.

6.

Related party transactions

The Company has retained the services of Iryna Clarke as a consultant. As of March 31, 2015 and December 31, 2014, the Company has paid Ms. Clarke $6,000 and $20,500 for her consulting services, respectively.

7.

Net income (loss) per share

Income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares of stock outstanding during the period. Diluted income (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. Basic and diluted (loss) per share were the same for the periods ended March 31, 2015 and December 31, 2014.

For the period ended March 31, 2015, the Company posted a loss less than $0.01 per basic and diluted share.

8.

Income Taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred taxes, as of March 31, 2015 and December 31, 2014 are as follows:

Deferred tax assets	2015	2014
Net operating loss carryforward	$18,553	$16,153
Less valuation allowance	(18,553)	(16,153)
Total net deferred tax assets	$-	$-

The federal statutory tax rate reconciled to the effective tax rate during fiscal 2014 and 2013, respectively, is as follows:

	2015	2014
Tax at U.S. Statutory Rate	35.0%	35.0%
State tax rate, net of federal benefits	5.0%	5.0%
Total tax rate	40.0%	40.0%
Less valuation allowance	(40.0)	(40.0)
	0.0%	0.0%

9.

Subsequent events

Management has determined that there are no further events subsequent to the balance sheet date that should be disclosed in these financial statements.

PROSPECTUS

LOCKBOX LINK, INC.

944,500 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until November 11, 2015 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS AUGUST 12, 2015